BARKER & FOLSOM, P.C.
                            CERTIFIED PUBLIC ACCOUNTANTS

Thomas G. Barker, Jr., CPA, P.C.                       Randy K. Parker, CPA
M. Bradley Folsom, CPA, P.C.                                  Nikki J. Thon

                      Member of APCPA Division of Firms
                        Member of SEC Practice Section








CONSENT OF INDEPENDENT AUDITORS




Barker & Folsom do hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of FX Energy, Inc. (the "Company"), of our opinion dated February 24, 1995, relating to the financial statements as of December 31, 1994 and for the year then ended, as such report is included in the Company's annual report on form 10-K for its fiscal year ended December 31, 1995.



/s/
Ogden, Utah
December 10, 1996
                      2655 Kiesel Avenue/Ogden, Utah 84401
                       (801) 621-0390/FAX (801) 392-7729